EXHIBIT 99.1 IRHYTHM HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN 1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28. 2. SHARES SUBJECT TO THIS PLAN. 2.1. Number of Shares Available. Subject to Section 2.5 and Section 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board is One Million and Six Hundred Ninety Thousand (1,690,000) Shares, plus Shares subject to, or issued under, Prior Plan Awards if (a) Prior Plan Awards terminate without such Shares being issued after the Effective Date, (b) such Shares cease to be subject to Prior Plan Awards by forfeiture or otherwise after the Effective Date, (c) such Shares were issued before or after the Effective Date pursuant to the exercise of a Prior Plan Award comprised of a stock option and are forfeited after the Effective Date or (d) such Shares are repurchased by the Company at the original purchase price or are otherwise forfeited after the Effective Date (Shares returning to this Plan pursuant to the foregoing subsections, the “Returned Prior Plan Shares”) and reduced by any Shares subject to Prior Plan Awards granted after March 15, 2026 and prior to the Effective Date. After the Effective Date, no further awards can be granted under the Prior Plan. 2.2. Lapsed, Returned Awards. Shares subject to, or issued under, Awards will again be available for grant and issuance in connection with subsequent Awards under this Plan if, following the Effective Date: (a) Awards terminate without such Shares being issued, (b) such Shares cease to be subject to Awards by forfeiture or otherwise, (c) such Shares were issued pursuant to the exercise of an Award comprised of a stock option and are later forfeited, (d) such Shares are repurchased by the Company at the original issue price or are otherwise forfeited, or (e) such Shares (or the Awards to which they are subject) are surrendered pursuant to an Exchange Program (Shares returning to this Plan pursuant to the foregoing subsections, the “Returned Plan Shares”). To the extent an Award under this Plan is paid out in cash or other property rather than Shares, such cash payment will not reduce the number of Shares available for issuance under this Plan. Upon exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the SAR so exercised will cease to be available under this Plan. In the event that the Company withholds Shares to pay either the Exercise Price of an Award or a Prior Plan Award or the withholding taxes due upon the exercise or settlement of an Award or a Prior Plan Award, (a) the full number of Shares exercised under an Award (including such number of Shares used to pay the Exercise Price or withholding taxes) shall reduce the number of Shares available for issuance under this Plan and (b) such number of Shares used to pay the Exercise Price or withholding taxes with respect to an Award or a Prior Plan Award shall not become available for grant and issuance pursuant to this Section 2.2. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of Section 2.1 or Section 2.2 shall not include Shares subject to Awards or Prior Plan Awards that initially became available because of the substitution clause in Section 21.2 hereof. 2.3. Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan. 2.4. ISO Limit. No more than Five Million One Hundred Thousand (5,100,000) Shares shall be issued pursuant to the exercise of ISOs granted under this Plan. 2.5. Adjustment of Shares. If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, conversion, consolidation, reclassification, spin-off or similar change in the capital or corporate structure of the Company, without consideration, then (i) the number and class of Shares reserved for issuance and future grant under this Plan set forth in Section 2.1, Returned Prior Plan Shares pursuant to Section 2.1 and Returned Plan Shares pursuant to Section 2.2, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of shares that may be issued as ISOs set forth in Section 2.4, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued. If, by reason of an adjustment pursuant to this Section 2.5, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

2.6. Vesting Restriction. No portion of any Award shall vest prior to the first anniversary of the date of grant of the Award (the “One Year Minimum”), provided, that (a) vesting may accelerate as determined by the Committee, including, but not limited to, in connection with a termination of employment, death, Disability, or a Corporate Transaction and (b) for purposes of Awards to Non-Employee Directors, a vesting period will be deemed to satisfy the One Year Minimum if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders provided that such annual meetings are at least 50 weeks apart. Notwithstanding the foregoing, up to five percent (5%) of the number of shares available under this Plan may be granted with a minimum vesting schedule of less than one year. 3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors, provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. 4. ADMINISTRATION. 4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to: (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan; (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award; (c) select persons to receive Awards; (d) approve forms of Award Agreements for use under the Plan; (e) determine the form and terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times (subject to Section 2.6) when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine; (f) determine the number of Shares or other consideration subject to Awards; (g) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary; (h) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company; (i) grant waivers of Plan or Award conditions or modify or amend any Award; (j) determine the vesting, exercisability and payment of Awards; (k) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; (l) determine whether an Award has been vested and/or earned; (m) determine the terms and conditions of any, and to institute any Exchange Program (subject to stockholder approval as set forth in Section 18); (n) reduce, waive or modify any criteria with respect to Performance Factors and/or exercise discretion with respect to Performance Awards; (o) adjust Performance Factors; (p) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of this Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States; (q) make all other determinations necessary or advisable for the administration of this Plan; and (r) delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law. 4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under this Plan. Any dispute regarding the interpretation of this Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant. 4.3. Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). 4.4. Documentation. The Award Agreement for a given Award, this Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements. 4.5. Award Recipients Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by this Plan; (b) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide Services under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law. 5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section. 5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria. 5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option. 5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. 5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant (with the exception of Options issued in substitution of another company’s awards pursuant to, and to the extent permitted by, Section 21.2) and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. 5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of this Plan and at such times and under such conditions as determined by the

Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company and/or an authorized third party administrator (the “Third Party Administrator”) receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option and/or via electronic execution through the Third Party Administrator, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of this Plan. 5.6. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options. (a) Death. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options. (b) Disability. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of employment is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options. (c) Cause. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service is terminated for Cause or if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), then Participant’s Options (whether or not vested) shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), Cause shall have the meaning set forth in this Plan. 5.7. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable. 5.8. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary)

exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. 5.9. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless such action is necessary to comply with applicable law or rule. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to prior stockholder approval as is required by Section 18 of this Plan, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price. 5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code. 6. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled by issuance of those Shares (which may consist of Restricted Stock) or in cash. All RSUs shall be made pursuant to an Award Agreement. 6.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the

RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. 6.2. Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code, to the extent applicable. 6.3. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates. 7. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to this Plan. 7.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement and/or via electronic acceptance through the Third-Party Administrator with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise. 7.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, and the Award Agreement and in accordance with any procedures established by the Company. 7.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria. 7.4. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates. 8. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award. 8.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. 8.2. Form of Payment to Participant. Payment, if any, may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee. 8.3. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates.

9. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise less the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement. 9.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of the Shares on the date of grant (with the exception of SARs issued in substitution of another company’s awards pursuant to, and to the extent permitted by, Section 21.2). A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria. 9.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The Award Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs. 9.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise less the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the

Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code, to the extent applicable. 9.4. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates. 10. PERFORMANCE AWARDS. 10.1. Types of Performance Awards. A Performance Award is an Award to an eligible Employee, Consultant, or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards will be made pursuant to an Award Agreement that cites Section 10 of the Plan and may be cash-based. (a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the Award Agreement, of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion. (b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. (c) Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period. 10.2. Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an Award of Performance Shares, (c) the Performance Factors and Performance Period that will determine the time and extent to which each Award of Performance Shares will be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length, and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the Award of Performance Shares. Prior to settlement, the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. 10.3. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or other applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on the date Participant’s Service terminates. 11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by cash equivalent or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement): (a) by cancellation of indebtedness of the Company to the Participant; (b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled; (c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate; (d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with this Plan;

(e) by any combination of the foregoing; or (f) by any other method of payment as is permitted by applicable law. The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of this Plan. Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars. 12. GRANTS TO NON-EMPLOYEE DIRECTORS. 12.1. Grants and Eligibility. Awards pursuant to this Section 12 shall be granted only to Non- Employee Directors, who are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board. 12.2. Fiscal Year Limitation. The aggregate value of all compensation provided (including Awards granted and cash fees paid by the Company) to a Non-Employee Director in any Fiscal Year for services on the Board will not exceed (x) $750,000 in value (as described below) for continuing Non- Employee Directors, or (y) $1,000,000 in value (as described below) for the Fiscal Year in which the Non- Employee Director is first appointed or elected (as applicable, the “Non-Employee Director Cap”). The value of Awards for purposes of complying with the Non-Employee Director Cap will be determined based on the grant date fair value of such Awards for financial reporting purposes. Any Awards granted, or cash compensation paid, to an individual in consideration of services as an Employee or in consideration of services as a Consultant, will not count for purposes of the Non-Employee Director Cap. 12.3. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. 12.4. Election to Receive Awards in Lieu of Cash. If permitted by the Committee, a Non- Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under this Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company. 13. WITHHOLDING TAXES. 13.1. Withholding Generally. In connection with any tax or tax withholding event related to Awards granted under this Plan, the Company may require the Participant to remit to the Company (or to the Third Party Administrator or to the Parent, Subsidiary or Affiliate, as applicable, employing the

Participant or to which the Participant provides Services) an amount sufficient to satisfy applicable U.S. federal, state, local and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or any other tax liability, withholding or tax-related items (the “Tax-Related Items”) related to the Participant’s participation in the Plan and legally applicable to the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. 13.2. Withholding Methods. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax-Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day. 14. TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES. 15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities, or cash dividends, the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, cash dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant will have no right to such stock dividends, cash dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares. 15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be. 16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject. 17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid. 18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Prior stockholder approval is required for the Committee to take the following actions (a) reprice Options or SARs, including pursuant to an Exchange Program or (b) pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards (which action pursuant to this subsection (b), subject to Section 5.9 or Section 5.10 of this Plan, shall require the consent of the respective Participants). For the avoidance of doubt, the consent of the affected Participants is not required to reduce the Exercise Price of outstanding Options or SARs, notwithstanding any adverse tax consequences to them arising from such action, provided written notice is provided to them. 19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so. 20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time. 21. CORPORATE TRANSACTIONS. 21.1. Treatment of Awards in Corporate Transaction. In the event of a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction: (a) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Corporate Transaction; (c) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); (d) the replacement of such Award with other rights or property selected by the Committee in its sole discretion; or

(e) any combination of the foregoing. In the event such successor or acquiring corporation (if any) does not continue, assume, replace, or substitute Awards, or settle for Awards for their intrinsic value (which may be determined to be zero), as provided above, pursuant to a Corporate Transaction (“Non-Assumption”), then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable Right of Repurchase fully lapse) immediately prior to the Corporate Transaction and then such Awards will terminate. Notwithstanding the foregoing sentence, Performance Awards shall be governed by the applicable Performance Award Agreement governing their grant. In the event of Non-Assumption, Performance Awards will accelerate upon the occurrence of a Corporate Transaction pursuant to the first sentence of this paragraph solely if (i) such acceleration upon Non- Assumption is provided under the Performance Award Agreement or (ii) if the Performance Award Agreement is silent with respect to treatment of the Performance Award in the event of a Corporate Transaction. Further, if a Performance Award Agreement is silent with respect to treatment of the Performance Award in the event of a Corporate Transaction, then for all purposes of this Section 21.1, it shall be deemed earned and vested at the greater of (a) 100% of target level performance and (b) actual performance through a date prior to the Corporate Transaction as determined by the Committee. If an Award vests in lieu of continuation, assumption, conversion, replacement, substitution or settlement in connection with a Corporate Transaction as provided above, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration. An Award will be considered continued, assumed, replaced, or substituted if, following the Corporate Transaction, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be purchased or received, as applicable, for each Share subject to such Award to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

The Board shall have full power and authority to assign the Company’s right to repurchase, right to re- acquire and/or forfeiture rights to such successor or acquiring corporation. Awards need not be treated similarly in a Corporate Transaction, and treatment may vary from Award to Award and/or from Participant to Participant. 21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year. 21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, and unless otherwise set forth in the applicable award agreement, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of the Corporate Transaction at such times and on such conditions as the Committee determines. 21.4. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action. 22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. 23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of California (excluding its conflict of law rules). 24. AMENDMENT OR TERMINATION OF PLAN. Subject to approval by the Company’s stockholders where required by applicable law, regulation or rule, the Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan. A Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of this Plan or any outstanding Award shall adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule. 25. NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases. 26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject. 27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards. 28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Affiliate” means (a) any person or entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any person or entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing. 28.2. “Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award. 28.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan. 28.4. “Board” means the Board of Directors of the Company. 28.5. “Cause” means a determination by the Company that the Participant has committed an act or acts constituting any of the following: (a) dishonesty, fraud, embezzlement, misconduct or negligence in connection with Participant’s duties to the Company; (b) misappropriation of a business opportunity of the Company; (c) provision of material aid to a competitor of the Company; (d) a felony conviction; (e) a violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant; (f) willful failure substantially to perform Participant’s duties and responsibilities to the Company; (g) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Company; (h) failure to cooperate with an internal investigation or an investigation by regulatory or law enforcement authorities after being instructed by the Company to cooperate or (i) any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent or Affiliate, as appropriate. Notwithstanding the foregoing, the definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, provided that such document supersedes the foregoing definition.

28.6. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. 28.7. “Committee” means the Compensation Committee of the Board or those persons to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law. 28.8. “Common Stock” means the common stock of the Company. 28.9. “Company” means iRhythm Holdings, Inc., a Delaware corporation, or any successor corporation. 28.10. “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act. 28.11. “Corporate Transaction” means the occurrence of any of the following events: (a) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Corporate Transaction. (b) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. (c) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(B)(3). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. A transaction will not constitute a Corporate Transaction if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time. Notwithstanding the foregoing, the foregoing definition of “Corporate Transaction” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition. 28.12. “Director” means a member of the Board. 28.13. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. 28.14. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by this Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant. 28.15. “Effective Date” means the date this Plan is approved by the stockholders of the Company (which shall be within twelve (12) months of the approval of this Plan by the Board). 28.16. “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company. 28.17. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. 28.18. “Exchange Program” means a program approved by the Company’s stockholders pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the Exercise Price of an outstanding Award is reduced. 28.19. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof. 28.20. “Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee may determine or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee may determine; or (c) by the Board or the Committee in good faith.

28.21. “Fiscal Year” means the fiscal year of the Company. 28.22. “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act. 28.23. “IRS” means the United States Internal Revenue Service. 28.24. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate. 28.25. “Option” means an award of an option to purchase Shares pursuant to Section 5. 28.26. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. 28.27. “Participant” means a person who holds an Award under this Plan. 28.28. “Performance Award” means an Award covering cash, Shares or other property granted pursuant to Section 10 of this Plan, and the Award Agreement governing its grant, the “Performance Award Agreement”). 28.29. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective or subjective measures, either individually, alternatively or in any combination, applied to the Participant, the Company, any business unit or Parent, Subsidiary or Affiliate, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied: (a) Profit Before Tax; (b) Sales; (c) Expenses; (d) Billings; (e) Revenue; (f) Net revenue;

(g) Earnings (which may include earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and Adjusted EBITDA); (h) Operating income; (i) Operating margin; (j) Operating profit; (k) Controllable operating profit, or net operating profit; (l) Net Profit; (m) Gross margin; (n) Operating expenses or operating expenses as a percentage of revenue; (o) Net income; (p) Earnings per share; (q) Total stockholder return or relative stockholder return; (r) Market share; (s) Return on assets or net assets; (t) The Company’s stock price; (u) Growth in stockholder value relative to a pre-determined index; (v) Return on equity; (w) Return on invested capital; (x) Cash Flow (including free cash flow or operating cash flows) or cash flow margins; (y) Balance of cash, cash equivalents and marketable securities; (z) Cash conversion cycle; (aa) Economic value added; (bb) Individual confidential business objectives; (cc) Contract awards or backlog; (dd) Overhead or other expense reduction; (ee) Credit rating;

(ff) Completion of an identified special project; (gg) Completion of a joint venture or other corporate transaction; (hh) Strategic plan development and implementation; (ii) Succession plan development and implementation; (jj) Improvement in workforce diversity; (kk) Employee satisfaction; (ll) Employee retention; (mm) Customer indicators and/or satisfaction (nn) New product invention or innovation; (oo) Research and development expenses (pp) Attainment of research and development milestones; (qq) Improvements in productivity; (rr) Bookings; (ss) Working-capital targets and changes in working capital (tt) Attainment of operating goals and employee metrics; (uu) Net new annual contract value; (vv) Net expansion or growth rate; and (ww) Any other metric as determined by the Committee. The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments. 28.30. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.31. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests. 28.32. “Plan” means this iRhythm Holdings, Inc. 2026 Equity Incentive Plan. 28.33. “Prior Plan” means the Company’s 2016 Equity Incentive Plan. 28.34. “Prior Plan Award” means any award granted under the Prior Plan, including, as applicable, any stock option, restricted stock award, stock bonus award, stock appreciation right, restricted stock unit or performance award. 28.35. “Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR. 28.36. “Restricted Stock Award” means an Award as defined in Section 7 and granted under this Plan, or issued pursuant to the early exercise of an Option. 28.37. “Restricted Stock Unit” means an Award as defined in Section 6 and granted under this Plan. 28.38. “SEC” means the United States Securities and Exchange Commission. 28.39. “Securities Act” means the United States Securities Act of 1933, as amended. 28.40. “Service” means service as an Employee, Consultant, Director, or Non-Employee Director, to the Company or a Parent, Subsidiary, or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of any leave of absence approved by the Company or a Parent, Subsidiary, or Affiliate, as applicable. In the case of a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting modification to vesting of the Award during such change in working hours as it may deem appropriate, including suspension of or modification to vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company or a Parent, Subsidiary, or Affiliate), except that in no event may an Award vest or be exercised after the expiration of the term set forth in the applicable Award Agreement. Unless the Committee provides otherwise (including pursuant to a formal policy adopted from time to time by the

Company or a Parent, Subsidiary, or Affiliate), Awards granted hereunder will continue to vest during any leave of absence. A change in status between an Employee, Consultant, Director or Non-Employee Director shall not terminate the Participant’s Service, unless determined by the Committee in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service. 28.41. “Shares” means shares of Common Stock and the common stock of any successor entity of the Company. 28.42. “Stock Appreciation Right” means an Award defined in Section 9 and granted under this Plan. 28.43. “Stock Bonus” means an Award defined in Section 8 and granted under this Plan. 28.44. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. 28.45. “Treasury Regulations” means regulations promulgated by the United States Treasury Department. 28.46. “Unvested Shares” means Shares that have not yet vested or are subject to a Right of Repurchase in favor of the Company (or any successor thereto).

IRHYTHM HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN GLOBAL NOTICE OF RESTRICTED STOCK UNIT AWARD You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the iRhythm Holdings, Inc. 2026 Equity Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan, this Global Notice of Restricted Stock Unit Award (this “Notice”) and the attached Global Restricted Stock Unit Award Agreement including, if Participant is a citizen of, resident of, or otherwise works in a country other than the U.S., any additional terms and conditions set forth in Addendum A and Addendum B attached thereto (both addenda collectively, together with the Global Restricted Stock Unit Award Agreement, the “Agreement”). Any of the foregoing documents shall include any electronic representation thereof established and maintained by the Company or a third party designated by the Company. Name: Address: Grant Number: Number of RSUs: Date of Grant: Vesting Commencement Date: Expiration Date: The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if Participant’s Service terminates earlier, as described in the Agreement. Vesting Schedule: Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule: Shares Vesting Vesting Date [Vesting Restriction. Notwithstanding the foregoing, no portion of this RSU shall vest prior to the first anniversary of the Date of Grant.] By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following: 1) Participant understands that Participant’s Service is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant

1 to this Notice is subject to Participant’s continuing Service as an Employee, Director or Consultant. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s Service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of the RSUs or as determined by the Committee. Participant acknowledges that there may be adverse tax consequences in connection with the award of RSUs (including upon grant or settlement of the RSUs or disposition of the Shares) and that Participant should consult a tax adviser appropriately qualified in the jurisdictions in which Participant is subject to tax generally about the taxation of the RSUs. 2) This grant is made under and governed by the Plan, the Agreement and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read the Notice, the Agreement and the Plan. 3) Participant has read the Company’s policy covering transactions in the Company’s securities by Employees and/or Directors of the Company (the “Insider Trading Policy” and “10b5-1 Trading Plan Policy”), and agrees to comply with any such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities. 4) By accepting the RSUs, Participant consents to electronic delivery and participation as set forth in the Agreement. 5) By accepting the RSUs, Participant expressly consents to the sale of Shares to cover the Tax Related Items (as defined in the Agreement) arising from the RSUs and any associated broker or other fees and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

IRHYTHM HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT Unless otherwise defined in this Global Restricted Stock Unit Award Agreement (this “Agreement”), any capitalized terms used herein will have the same meaning ascribed to them in the iRhythm Holdings, Inc. 2026 Equity Incentive Plan (the “Plan”) or the Global Notice of Restricted Stock Unit Award (the “Notice”). Participant has been granted Restricted Stock Units (“RSUs”) for Shares of iRhythm Holdings, Inc. (the “Company”) subject to the terms, restrictions and conditions of the Plan, the Notice and this Agreement, including any applicable country-specific provisions in the addenda attached hereto, which constitutes part of this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice or this Agreement, the terms and conditions of the Plan will prevail. 1. Settlement. Settlement of RSUs shall be made no later than March 15 of the calendar year following the calendar year in which all or a portion of such RSUs vest (or, if later, at such time as may be permitted under Section 1.409A-1(b)(4) of the Treasury Regulations as a “short-term deferral”). Settlement of RSUs will be in Shares. No fractional RSUs or rights for fractional Shares will be created pursuant to this Agreement. 2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares. 3. Dividend Equivalents. Dividends Equivalents, if any (whether in cash or Shares), will not be credited to Participant, except as permitted by the Committee. 4. Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by- case basis. 5. Termination; Leave of Absence; Change in Status. If Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company immediately, and all rights of Participant to such RSUs will automatically terminate without payment of any consideration to Participant. Participant’s Service will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any) as of the date Participant is no longer providing services and Participant’s Service will not be extended by any notice period (e.g., Participant’s Service would not include a period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any). For the avoidance of doubt, Service during only a period prior to a vesting date (but where Service has terminated prior to the vesting date) does not entitle Participant to vest in a pro-rata portion of the RSUs on such date. Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of awards or as determined by the Committee. In case of any dispute as to whether and when a termination of Service has occurred, the Committee will have sole discretion to determine

1 whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be providing Services while on a leave of absence). 6. Taxes. (a) Responsibility for Taxes. To the extent permitted by applicable law, Participant acknowledges that, regardless of any action taken by the Company, a Parent, Subsidiary or Affiliate employing or otherwise retaining Participant, or if different, Participant’s service recipient, which includes a third-party employer of record or professional employer organization (collectively and individually, the “Service Recipient”), the ultimate liability for any and all U.S. and non-U.S. federal, state, and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the RSUs and Participant’s participation in the Plan and legally or deemed legally applicable to Participant including, as applicable, obligations of the Company or the Service Recipient (all the foregoing tax-related items, “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient, if any. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax- Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax- Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION. (b) Withholding. In connection with any relevant taxable or tax withholding event, to the extent permitted by applicable law and as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any withholding obligations or rights for Tax-Related Items by one or a combination of the following, all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable: (i) withholding from Participant’s wages or other cash compensation payable to Participant by the Company and/or the Service Recipient; (ii) withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent); (iii) withholding Shares to be issued upon settlement of the RSUs, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum applicable statutory withholding amounts; (iv) Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or (v) any other arrangement approved by the Committee and permitted under applicable law;

2 provided however, provided however, (a) the method of withholding shall be a mandatory sale under (ii) above (unless the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish an alternate method prior to the taxable or withholding event) and (b) if Participant is a Section 16 officer of the Company under the Exchange Act the method of withholding shall be a mandatory sale under (ii) above (unless the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish an alternate method prior to the taxable or withholding event). The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for Participant’s tax jurisdiction(s). In the event of over-withholding, Participant will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash in accordance with applicable law, or if not refunded, Participant may need to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items. Finally, Participant agrees to pay to the Company and/or the Service Recipient any amount of Tax- Related Items that the Company and/or the Service Recipient may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company has no obligation to deliver Shares or proceeds from the sale of Shares to Participant until Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section. 7. Nature of Grant. By accepting the RSUs, Participant acknowledges, understands, and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the Plan is operated and the RSUs are granted solely by the Company, and only the Company is a party to this Agreement; (c) no Parent, Subsidiary or Affiliate (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to Participant under this Agreement; (d) the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or other equity awards, or benefits in lieu thereof, even if RSUs or other equity awards have been granted in the past; (e) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company; (f) Participant is voluntarily participating in the Plan; (g) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension or retirement rights or compensation;

3 (h) the RSUs and the Shares subject to the RSUs, and the income and value of same, are extraordinary items outside the scope of Participant’s employment or service agreement (if any) and are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (i) unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary or Affiliate; (j) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty; (k) if Participant acquires Shares upon settlement of the RSUs, the value of such Shares may increase or decrease in value; (l) no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or other service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law; and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Service Recipient, the Company, and any Parent, Subsidiary or Affiliate; waives his or her ability, if any, to bring any such claim; and releases the Service Recipient, the Company, and any Parent, Subsidiary, or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; (m) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and (n) neither the Company, the Service Recipient nor any other Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the vesting or settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement. 8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. 9. Addenda. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any additional terms and conditions set forth in Addendum A attached hereto, including the additional terms and conditions (if any) set forth beneath the name of such country in Addendum B if Participant’s country of residence or work is other than the United States. Moreover, if Participant relocates to a country other than the United States, the additional terms and conditions set forth in Addendum A, including the

4 additional terms and conditions (if any) set forth beneath the name of such country on Addendum B, will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Addendum A and Addendum B constitute part of this Agreement to the extent applicable to Participant from time to time. 10. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 11. Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. 12. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party. 13. Compliance with Laws and Regulations. The issuance of Shares and the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal, local and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company will have unilateral authority to amend the Plan and this Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement will be endorsed with appropriate legends, if any, determined by the Company. 14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms. 15. Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to such state’s conflict of laws rules. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the Districted of Northern

5 California or the San Francisco Superior Court. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum. 16. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall create a right to employment or other Service or be interpreted as forming or amending an employment, service contract or relationship with the Company and this Agreement shall not affect in any manner whatsoever any right or power of the Company, or any Parent, Subsidiary or Affiliate, including the Service Recipient, as applicable, to terminate Participant’s Service, for any reason, with or without Cause. 17. Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent. 18. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to, directly or indirectly, acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply

6 with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters. In addition, Participant acknowledges that he or she read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities. 19. Code Section 409A. The following provision applies to U.S. taxpayers. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment will not be made or commence until the earlier of (a) the expiration of the six-month period measured from Participant’s separation from service from the Company or the Service Recipient or (b) the date of Participant’s death following such a separation from service; provided, however, that such deferral will only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. 20. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the RSUs will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, the Company may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs. BY ACCEPTING THIS GRANT OF RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

ADDENDUM A IRHYTHM HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT Capitalized terms used but not defined in this Addendum A shall have the meanings ascribed to them in the Notice, the Agreement and/or the Plan, as applicable. In accepting the RSUs, Participant acknowledges, understands and agrees to the following: 1. Data Privacy Information and Consent. The Company is located at 699 8th Street, Suite 600 San Francisco, California, United States, and grants awards to employees and other service providers of the Company and its Subsidiaries, Parent and Affiliates, at the Company’s sole discretion. If Participant would like to participate in the Plan, Participant must review the following information about the Company’s data processing practices. 1.1 Data Collection and Usage. The Company, its Subsidiaries, Parent or Affiliates, and the Service Recipient collect, process, transfer and use personal data about Participant that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any Shares or directorships held in the Company, and details of all awards or other entitlements to Shares granted, canceled, settled, vested, unvested or outstanding in Participant’s favor (collectively, “Data”), which the Company receives from Participant or the Service Recipient. If the Company offers Participant an award under the Plan, then the Company will collect Data for purposes of allocating Shares and implementing, administering and managing the Plan and will process Data in accordance with the Company’s then-current data privacy policies, which are made available to Participant upon commencing employment and also available upon request. The legal basis, where provided under applicable laws, for the processing of Data is Participant’s consent. 1.2 Stock Plan Administration Service Providers. The Company transfers Data to its third-party stock plan administrator, and other third parties based in the United States, which assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider that serves in a similar manner. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy protections than Participant’s country. The Company’s service provider may open an account for Participant to receive Shares. Participant may be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Participant’s ability to participate in the Plan. Participant understands that Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative, only if permitted by applicable laws and regulations. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. 1.3 Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor, and securities laws. When the Company no longer needs Data, the Company will remove it from its systems. If the

8 Company keeps Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. 1.4 Consent; Voluntariness and Consequences of Denial or Withdrawal. Where provided under applicable laws, consent is a requirement for participation in the Plan. In such cases, by accepting this grant, Participant hereby agrees with the data processing practices as described in this notice and grants such consent to the processing and transfer of Data as described in this Addendum A and as necessary for the purpose of administering the Plan. Participant’s participation in the Plan and Participant’s grant of consent is purely voluntary. Participant may deny or withdraw Participant’s consent at any time; provided that if Participant does not consent, or if Participant withdraws Participant’s consent, Participant cannot participate in the Plan unless required by applicable law. This would not affect Participant’s salary as an employee or Participant’s career; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards. 1.5 Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s country. Depending on where Participant is based, Participant’s rights may include the right to (i) request access or copies of Data the Company processes, (ii) have the Company rectify incorrect Data and/or delete Data, (iii) restrict processing of Data, (iv) have portability of Data, (v) lodge complaints with the competent tax authorities in Participant’s country and/or (vii) obtain a list with the names and addresses of any potential recipients of Data. To receive clarification regarding Participant’s rights or to exercise Participant’s rights, Participant can contact the Company’s Data Privacy Officer at privacy@irhythmtech.com. 1.6 GDPR Compliance. If Participant resides and/or works in a member country of the European Union and/or the European Economic Area, or the United Kingdom the following provisions supplement this Section 1: (a) To the satisfaction and on the direction of the Committee, all operations of the Plan and the RSUs (at the time of its grant and as necessary thereafter) shall include or be supported by appropriate agreements, notifications and arrangements in respect of Data and its use and processing under the Plan, in order to secure (a) the reasonable freedom of the Company, any Parent, Subsidiary, Affiliate and the Service Recipient, as appropriate, to operate the Plan and for connected purposes, and (b) compliance with the data-protection requirements applicable from time to time, including, if applicable, and without limitation, Regulation EU 2016/679 of the European Parliament and of the Council of 27 April 2016 (“GDPR”), the GDPR as retained in the law of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 (“UK GDPR”), and the UK Data Protection Act 2018. (b) Participant has certain rights under GDPR or UK GDPR, as applicable, as summarized below: (i) Right of Access. Participant has the right to obtain from the Company confirmation as to whether or not Data is being processed, and, where that is the case, to request access to Data, as well as certain information on how the Company is processing Data.

9 (ii) Right to Rectification. Participant has the right to obtain from the Company the rectification of inaccurate Data. Considering the purpose of the processing, Participant may also, in some cases, be entitled to supplemental information regarding incomplete Data. (iii) Right to Erasure (Right to be Forgotten). Participant may, in certain circumstances, have Data deleted, for example if Data is no longer necessary in relation to the purpose for which it was collected, if Participant has objected to the processing of Data and the Company does not have a legitimate interest which outweighs Participant’s interest, if Data has been processed unlawfully, or if Data must be deleted to comply with a legal obligation. (iv) Right to Restriction of Processing. Participant may require that the Company restrict the processing of Data in certain cases, for example where the Company no longer needs Data but Participant needs it to determine, enforce or defend legal claims or Participant has objected to processing based on the Company’s legitimate interest in order to enable the Company to check if its interest overrides Participant’s interest. (v) Right to Data Portability. In some circumstances, Participant may be entitled to receive Data which Participant provided to the Company in a structured, commonly used and machine-readable format and Participant has the right to transmit such Data to another controller. (vi) Right to Object. Participant has the right to object to the processing of Data in certain circumstances, for example, where the Company asserts that the basis for processing Data is the Company’s legitimate interest. If so, in order to continue processing, the Company must be able to show compelling legitimate grounds that override Participant’s interests, rights and freedoms. (c) Participant’s rights will in each case be subject to the restrictions set out in applicable data protection laws. Further information on these rights, and the circumstances in which they may arise in connection with the Company’s processing of Data, can be obtained by contacting Participant’s local human resources representative. If Participant wants to review, verify, correct or request erasure of Data, object to the processing of Data, or request that the Company transfer a copy of Data to another party, please contact Participant’s local human resources representative. (d) The Company agrees to ensure that Data transferred outside the EU/European Economic Area or the United Kingdom will be done pursuant to a lawful transfer mechanism (for example, European Commission approved model contract clauses). (e) The Company will separately provide Participant with information in a data privacy notice on the collection, processing and transfer of Data, including the grounds for processing. (f) If Participant has any grievance, issue or problem in respect of the handling or processing of Data in any way, Participant has the right to lodge a complaint to the national data protection agency for Participant’s country of residence. 2. Language. Participant acknowledges that Participant is proficient in the English language or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this Agreement and the Plan. Furthermore, if Participant has received this Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than

10 English, and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law. 3. Exchange Control, Tax and Foreign Asset/Account Reporting Requirements. Depending upon the country to which laws Participant is subject, Participant acknowledges that there may be certain exchange control, foreign asset /account or tax reporting requirements which may affect Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of Shares) in a brokerage account outside Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant is responsible for knowledge of and compliance with any such regulations and Participant should speak with Participant’s personal tax, legal and financial advisors regarding this matter.

11 ADDENDUM B IRHYTHM HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT ADDITIONAL TERMS FOR PARTICIPANT OUTSIDE OF THE UNITED STATES COUNTRY SPECIFIC TERMS AND CONDITIONS Terms and Conditions This Addendum B includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works outside of the United States. If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, transfers to another country after the Date of Grant, changes service provider status or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein shall be applicable to Participant. References to Participant’s Service Recipient shall include any entity that engages Participant’s Service. Notifications This Addendum B also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The notifications are is provided solely for the Participant’s information and is based on the laws in effect in the respective countries as of the dates set forth below. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests or settles in the RSUs or sells any acquired Shares. Participant is responsible for complying with all applicable tax, foreign asset reporting and/or exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds acquired thereunder. Prior to settlement of the RSUs or transfer of funds from or into Participant’s country, Participant should consult the local bank and/or Participant’s exchange control advisor, as interpretations of the applicable regulations may vary; additionally, exchange control rules and regulations are subject to change without notice. In addition, the information contained in this Addendum B is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in Participant’s country may apply to Participant’s situation. Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

12 CANADA Terms and Conditions Award Payable Only in Shares. Notwithstanding anything to the contrary in the Plan, the grant of the RSUs does not give Participant any right to receive a cash payment, and the RSUs are payable in Shares only. French Language Provisions. The following provisions will apply if Participant is a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Award Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention. Notifications Securities Laws. The RSUs are being offered in Canada pursuant to certain exemptions applicable under Canadian securities law from the requirement that the Company prepare and file a prospectus with the relevant Canadian securities authorities. Accordingly, any resale of securities (e.g., Shares acquired under the Plan) must be made in accordance with applicable Canadian securities law, including, among other things, that any subsequent trade of securities must be made through an exchange or market outside of Canada, or to a person or company outside of Canada. Tax Reporting. Foreign property (including the RSUs granted under the Plan and the underlying Shares) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30 of the following year. JAPAN Notifications Foreign Asset/Account Reporting Information. If Participant acquires Stock valued at more than ¥100 million in a single transaction, Participant must file a Report on Acquisition or Disposal of Securities (shoken no shutoku mataha joto ni kansuru hokokusho) with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Stock. In addition, Japanese residents are required to file a Report on Overseas Assets (kokugai zaisan chosho) in respect of any assets (including Stock) held outside Japan as of December 31, to the extent such assets have a total net fair market value exceeding ¥50 million. Such Report must be filed with the competent tax office on or before March 15 each year. NETHERLANDS Notifications Dutch Prohibition Against Insider Trading. By accepting the RSUs, Participant understands that it is Participant’s responsibility to be aware of the Dutch insider trading rules. In particular, Participant understands that the Dutch securities laws that prohibit insider trading are based upon the European Market

13 Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information Participant is advised to review the insider rules provided at the following website of the Authority for the Financial Markets; https://www.afm.nl/nl-nl/consumenten. If Participant is uncertain whether the insider rules apply to Participant, Participant acknowledges that the Company recommends that Participant consult with a legal advisor. Participant understands and agrees that neither the Company nor Participant’s employer can be held liable if Participant violates the Dutch insider trading rules. Participant understands and agrees that Participant is responsible for ensuring his or her own compliance with these rules. PHILIPPINES Terms and Conditions Securities Laws. The RSUs will not be effective unless the grant of RSUs complies with the Philippine Securities Regulation Code (“SRC”) and the SRC’s implementing rules and regulations. The offer under the Plan does not constitute a public offer as it is an “exempt transaction” under the SRC. The securities being offered or sold herein have therefore not been registered with the Securities and Exchange Commission under the SRC. Any future offer or sale thereof is subject to registration requirements under the SRC, unless such offer or sale qualifies as an exempt transaction. However, Participant is permitted to dispose or sell the Shares acquired under the Plan provided that the sale takes place outside of the Philippines. SWITZERLAND Securities Laws. The Shares acquired under the Plan are not intended to be publicly offered in or from Switzerland. Because the offer of the Plan is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (a) constitutes a prospectus as such term is understood pursuant to applicable Swiss law, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved or supervised by any Swiss regulatory authority (including the Swiss Financial Market Supervisory Authority (FINMA)). UNITED KINGDOM Terms and Conditions Tax Obligations. The following provision supplements Section 6 of this Agreement: Tax-Related Items shall include Primary and to the extent legally possible secondary class 1 National Insurance Contributions. I agree that the Company or Participant’s employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right I may have to recover any overpayment from relevant U.K. tax authorities. Participant understands and agree that if payment or withholding of any income tax liability arising in connection with Participant’s participation in the Plan is not made by Participant to Participant’s employer within 90 days of the event giving rise to such income tax liability or such other period specified in Section 222(1)I of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), that the amount of any uncollected income tax will constitute a loan owed by Participant to Participant’s Employer, effective on the Due Date. Participant understands and agrees that the loan will bear interest at the then-current official rate of His Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by Participant, and the Company and/or Participant’s

14 Employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Agreement. Notwithstanding the foregoing, Participant understands and agree that if Participant is a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the income tax liability. Participant further understands that, in the event that he or she is such a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute an additional benefit to Participant on which additional income tax and National Insurance Contributions will be payable. Participant understands and agree that he or she is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or Participant’s Employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 National Insurance Contributions due on this additional benefit which the Company or Participant’s Employer may recover from Participant by any of the means referred to in the Plan and/or this Agreement. At the discretion of the Company, the RSUs cannot be settled until Participant has entered into an election with the Company (or Participant’s Employer) (as appropriate) in a form approved by the Company and HMRC (a “Joint Election”) under which any liability of the Company and/or the employer for Employer’s national insurance contributions arising in respect of the granting, exercise, settlement of or other dealing in the RSUs, or the acquisition of Common Stock on the settlement of the RSUs, is transferred to and met by Participant.

39530/00003/FW/25541471.4 IRHYTHM HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN GLOBAL NOTICE OF STOCK OPTION GRANT You (“Participant”) have been granted an option to purchase shares of common stock of the Company (the “Option”) under the iRhythm Holdings, Inc. 2026 Equity Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan, this Global Notice of Stock Option Grant (this “Notice”) and the attached Global Stock Option Award Agreement including, if Participant is a citizen of, resident of, or otherwise works in a country other than the U.S., any additional terms and conditions set forth in Addendum A and Addendum B attached thereto (both addenda collectively, together with the Global Stock Option Agreement, the “Option Agreement”). Any of the foregoing documents shall include any electronic representation thereof established and maintained by the Company or a third party designated by the Company. Name: Address: Grant Number: Date of Grant: Vesting Commencement Date: Exercise Price per Share: Total Number of Shares: Type of Option: Non-Qualified Stock Option Incentive Stock Option Expiration Date: ________ __, 20__; This Option expires earlier if Participant’s Service terminates earlier, as described in the Option Agreement. Vesting Schedule: Subject to the limitations set forth in this Notice, the Plan and the Option Agreement, the Option will vest in accordance with the following schedule: Shares Vesting Vesting Date [Vesting Restriction. Notwithstanding the foregoing, no portion of this Option shall vest prior to the first anniversary of the Date of Grant.] By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following: 1) Participant understands that Participant’s Service is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law, and that nothing in this Notice, the Option Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the

2 Option pursuant to this Notice is subject to Participant’s continuing Service as an Employee, Director or Consultant. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s Service status changes between full- and part- time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of Awards or as determined by the Committee to the extent permitted by applicable law. Furthermore, the period during which Participant may exercise the Option after termination of Service, if any, will commence on the Termination Date (as defined in the Option Agreement). Participant acknowledges that there may be adverse tax consequences in connection with the Option (including upon grant or exercise of the Option or disposition of the Shares) and that Participant should consult a tax adviser appropriately qualified in the jurisdictions in which Participant is subject to tax generally about the taxation of the Option. 2) This grant is made under and governed by the Plan, the Option Agreement and this Notice, and this Notice is subject to the terms and conditions of the Option Agreement and the Plan, both of which are incorporated herein by reference. Participant has read the Notice, the Option Agreement and the Plan. 3) Participant has read the Company’s policy covering transactions in the Company’s securities by Employees and/or Directors of the Company (the “Insider Trading Policy” and “10b5-1 Trading Plan Policy”), and agrees to comply with any such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities. 4) By accepting the Option, Participant consents to electronic delivery and participation as set forth in the Option Agreement.

1 39530/00003/FW/25541471.4 IRHYTHM HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN GLOBAL STOCK OPTION AWARD AGREEMENT Unless otherwise defined in this Global Stock Option Award Agreement (this “Option Agreement”), any capitalized terms used herein will have the same meaning ascribed to them in the iRhythm Holdings, Inc. 2026 Equity Incentive Plan (the “Plan”) or the Global Notice of Stock Option Grant (the “Notice”). Participant has been granted an option to purchase Shares (the “Option”) of iRhythm Holdings, Inc. (the “Company”), subject to the terms, restrictions and conditions of the Plan, the Notice and this Option Agreement, including any applicable country-specific provisions in the addenda attached hereto, which constitutes part of this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice or this Option Agreement, the terms and conditions of the Plan will prevail. 1. Vesting. Subject to the applicable provisions of the Plan and this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the Vesting Schedule set forth in the Notice. Participant acknowledges that the vesting of the Option pursuant to this Notice and this Option Agreement is subject to Participant’s continuing Service as an Employee, Director or Consultant. 2. Grant of Option. Participant has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the U.S. $100,000 rule of Code Section 422(d) it will be treated as a Nonqualified Stock Option (“NSO”). 3. Termination Period. The Company determines when Participant’s Service terminates for all purposes under this Option Agreement. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice. (a) General Rule. If Participant’s Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three (3) months after Participant’s Termination Date (as defined below) (or such shorter time period or longer time period as may be determined by the Committee, subject to the expiration details in Section 8, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO). (b) Death; Disability. If Participant dies before Participant’s Service terminates (or Participant dies within three (3) months of Participant’s termination of Service other than for Cause or because of Participant’s Disability), then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death (or such shorter time period or longer time period as may be determined by the Committee, subject to the expiration details in Section 8). If Participant’s Service terminates because of Participant’s Disability, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after Participant’s Termination Date (or such shorter time period or longer time period as may be determined by the Committee, subject to the expiration details in Section 8), with (i) any exercise beyond three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or applicable laws outside the U.S., or (ii) any exercise of an Option intended to be an ISO beyond twelve (12) months after the date

2 Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO. (c) Cause. Unless otherwise determined by the Committee, if the Participant’s Service terminates for Cause, or if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or the Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time the Participant terminated Services), then Participant’s Options (whether or not vested) shall expire effective as of such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. (d) No Notification of Exercise Periods. Participant is responsible for keeping track of these exercise periods following Participant’s termination of Service for any reason. The Company will not provide further notice of such periods. In no event will this Option be exercised later than the Expiration Date set forth in the Notice. (e) Termination. For purposes of this Option, Participant’s Service will be considered terminated as of the date Participant is no longer providing Service to the Company, its Parent or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing Service or the terms of Participant’s employment or service agreement, if any) and will not be extended by any notice period (e.g., Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is providing Service or the terms of Participant’s employment or service agreement, if any) (the “Termination Date”). Unless otherwise provided in this Option Agreement or determined by the Committee, Participant’s right to vest in the Option under the Plan, if any, will terminate as of the Termination Date and Participant’s right to exercise the Option after termination of Service, if any, will be measured from the Termination Date. 4. Exercise of Option. (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Option Agreement. In the event of Participant’s death, Disability, termination for Cause or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Option Agreement. This Option may not be exercised for a fraction of a Share. (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be delivered in person, via the Company’s equity management platform, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined in Section 9 below). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and satisfaction of any withholding obligation or rights related to any Tax- Related Items (as defined in Section 9(a)). No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed and any exchange control requirements. Assuming such compliance, for United States income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

3 (c) Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Option Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and satisfy any withholding obligations or rights related to any Tax-Related Items (as described below). 5. Method of Payment. Payment of the aggregate Exercise Price (in U.S. dollars) will be by any of the following, or a combination thereof, at the election of Participant: (a) Participant’s personal check (or readily available funds), wire transfer, or a cashier’s check; (b) if permitted by the Committee, certificates for shares of Company stock that Participant owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price. Instead of surrendering shares of Company stock, Participant may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Shares issued to Participant upon Option exercise. However, Participant may not surrender, or attest to the ownership of, shares of Company stock in payment of the Exercise Price of Participant’s Option if Participant’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes; (c) cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any withholding obligations or rights related to any Tax-Related Items (as defined in Section 9(a)). The balance of the sale proceeds, if any, will be delivered to Participant. The directions must be given by signing a special notice of exercise form provided by the Company; or (d) any other method authorized by the Company; provided, however, that the Company may restrict the available methods of payment due to facilitate compliance with applicable law or administration of the Plan. 6. No Stockholder Rights. Unless and until such time as Shares are issued following exercise of vested Options, Participant will have no ownership of the Shares subject to the Option and will have no rights to dividends or to vote such Shares. 7. Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of other than by will or by the laws of descent or distribution or by court order and may be exercised during the lifetime of Participant only by Participant or unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant. 8. Term of Option. This Option will in any event expire on the expiration date set forth in the Notice, which date is ten (10) years after the Date of Grant (five (5) years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).

4 9. Taxes. (a) Responsibility for Taxes. To the extent permitted by applicable law, Participant acknowledges that, regardless of any action taken by the Company, a Parent, Subsidiary or Affiliate employing or otherwise retaining Participant, or if different, Participant’s service recipient, which includes a third-party employer of record or professional employer organization (collectively and individually, the “Service Recipient”), the ultimate liability for any and all U.S. and non-U.S. federal, state, and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Option and Participant’s participation in the Plan and legally or deemed legally applicable to Participant including, as applicable, obligations of the Company or the Service Recipient (all the foregoing tax-related items, “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient, if any. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION. (b) Withholding. In connection with any relevant taxable or tax withholding event, to the extent permitted by applicable law and as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any withholding obligations or rights for Tax-Related Items by one or a combination of the following, all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable: (i) withholding from Participant’s wages or other cash compensation payable to Participant by the Company and/or the Service Recipient; (ii) withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent); (iii) withholding Shares to be issued upon exercise of the Option, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum applicable statutory withholding amounts; (iv) Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or (v) any other arrangement approved by the Committee and permitted under applicable law; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) will establish the

5 method of withholding from alternatives (i) – (v) above, and the Committee will establish such method prior to the taxable or withholding event. The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory rate for Participant’s tax jurisdiction(s). In the event of over-withholding, Participant will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash in accordance with applicable law, or if not refunded, Participant may need to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Exercised Shares; notwithstanding that a number of the Shares is held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items. Finally, Participant agrees to pay to the Company and/or the Service Recipient any amount of Tax-Related Items that the Company and/or the Service Recipient may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company has no obligation to deliver Shares or proceeds from the sale of Shares to Participant until Participant has satisfied the obligations in connection with the Tax-Related Items as described in this Section. (c) Notice of Disqualifying Disposition of ISO Shares. If Participant is a U.S. taxpayer and sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the Date of Grant, or (ii) one year after the exercise date, Participant will immediately notify the Company in writing of such disposition. Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out any wages or other cash compensation paid to Participant by the Company and/or the Service Recipient. 10. Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the Plan is operated and the Option is granted solely by the Company, and only the Company is a party to this Option Agreement; (c) no Parent, Subsidiary or Affiliate (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to Participant under this Option Agreement; (d) the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options or other equity awards, or benefits in lieu thereof, even if options or other equity awards have been granted in the past; (e) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company; (f) Participant is voluntarily participating in the Plan;

6 (g) the Option and the Shares subject to the Option, and the income and value of same, are not intended to replace any pension or retirement rights or compensation; (h) the Option and the Shares subject to the Option, and the income and value of same, are extraordinary items outside the scope of Participant’s employment or service agreement (if any) and are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (i) unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary or Affiliate; (j) the future value of the Shares underlying the Option is unknown, indeterminable and cannot be predicted with certainty; if the underlying Shares do not increase in value, the Option will have no value; if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price; (k) no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from Participant’s termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or other service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law; and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Service Recipient, the Company, and any Parent, Subsidiary, or Affiliate; waives his or her ability, if any, to bring any such claim; and releases the Service Recipient, the Company, and any Parent, Subsidiary, or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; (l) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and (m) neither the Company, the Service Recipient nor any other Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise. 11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. 12. Addenda. Notwithstanding any provisions in this Option Agreement, the Option shall be subject to any additional terms and conditions set forth in Addendum A attached hereto, including the additional terms and conditions (if any) set forth beneath the name of such country in Addendum B if Participant’s country of residence or work is other than the United States. Moreover, if Participant relocates to a country other than the

7 United States, the additional terms and conditions set forth in Addendum A, including the additional terms and conditions (if any) set forth beneath the name of such country on Addendum B, if Participant’s country of residence or work is other than the United States will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Addendum A and Addendum B constitute part of this Option Agreement to the extent applicable to Participant from time to time. 13. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 14. Acknowledgement. The Company and Participant agree that the Option is granted under and governed by the Notice, this Option Agreement and the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. 15. Entire Agreement; Enforcement of Rights. This Option Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of, or adverse amendment to, this Option Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Option Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Option Agreement will not be construed as a waiver of any rights of such party. 16. Compliance with Laws and Regulations. The issuance of Shares and the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal, local and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company will have unilateral authority to amend the Plan and this Option Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Option Agreement will be endorsed with appropriate legends, if any, determined by the Company. 17. Severability. If one or more provisions of this Option Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (a) such provision will be excluded from this Option Agreement, (b) the balance of this Option Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Option Agreement will be enforceable in accordance with its terms. 18. Governing Law and Venue. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to such state’s conflict of laws rules.

8 Any and all disputes relating to, concerning or arising from this Option Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Option Agreement, will be brought and heard exclusively in the United States District Court for the Districted of Northern California or the San Francisco Superior Court. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum. 19. No Rights as Employee, Director or Consultant. Nothing in this Option Agreement shall create a right to employment or other Service or be interpreted as forming or amending an employment, service contract or relationship with the Company and this Option Agreement shall not affect in any manner whatsoever any right or power of the Company, or any Parent, Subsidiary or Affiliate, including the Service Recipient, as applicable, to terminate Participant’s Service, for any reason, with or without Cause. 20. Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Option Agreement. Participant has reviewed the Plan, the Notice and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and Agreement, and fully understands all provisions of the Plan, the Notice and this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Option Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Option Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent. 21. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to, directly or indirectly, acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable

9 restrictions and understands that Participant should consult his or her personal legal advisor on such matters. In addition, Participant acknowledges that he or she read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities. 22. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Option will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, the Company may require the cancellation of Participant’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s Option. BY ACCEPTING THIS OPTION, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

10 ADDENDUM A IRHYTHM HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN GLOBAL STOCK OPTION AWARD AGREEMENT Capitalized terms used but not defined in this Addendum A shall have the meanings ascribed to them in the Notice, the Option Agreement and/or the Plan, as applicable. In accepting the Option, Participant acknowledges, understands and agrees to the following: 1. Data Privacy Information and Consent. The Company is located at 699 8th Street, Suite 600 San Francisco, California, United States, and grants awards to Employees, Consultants and other service providers of the Company and its Subsidiaries, Parent and Affiliates, at the Company’s sole discretion. If Participant would like to participate in the Plan, Participant must review the following information about the Company’s data processing practices. 1.1 Data Collection and Usage. The Company, the Service Recipient and its other Subsidiaries, Parent or Affiliates, and the Service Recipient collect, process, transfer and use personal data about Participant that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any Shares or directorships held in the Company, and details of all awards or other entitlements to Shares granted, canceled, settled, vested, unvested or outstanding in Participant’s favor (collectively, “Data”), which the Company receives from Participant or the Service Recipient. If the Company offers Participant an award under the Plan, then the Company will collect Data for purposes of allocating Shares and implementing, administering and managing the Plan and will process Data in accordance with the Company’s then-current data privacy policies, which are made available to Participant upon commencing employment and also available upon request. The legal basis, where provided under applicable laws, for the processing of Data is Participant’s consent. 1.2 Stock Plan Administration Service Providers. The Company transfers Data to its third- party stock plan administrator, and other third parties based in the United States, which assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider that serves in a similar manner. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy protections than Participant’s country. The Company’s service provider may open an account for Participant to receive Shares. Participant may be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Participant’s ability to participate in the Plan. Participant understands that Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative, only if permitted by applicable laws and regulations. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. 1.3 Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor, and securities laws. When the Company no longer needs Data, the Company will remove it from its systems. If the Company keeps Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.

1.4 Consent; Voluntariness and Consequences of Denial or Withdrawal. Where provided under applicable laws, consent is a requirement for participation in the Plan. In such cases, by accepting this grant, Participant hereby agrees with the data processing practices as described in this notice and grants such consent to the processing and transfer of Data as described in this Addendum A and as necessary for the purpose of administering the Plan. Participant’s participation in the Plan and Participant’s grant of consent is purely voluntary. Participant may deny or withdraw Participant’s consent at any time; provided that if Participant does not consent, or if Participant withdraws Participant’s consent, Participant cannot participate in the Plan unless required by applicable law. This would not affect Participant’s salary as an employee or Participant’s career; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Option or other equity awards to Participant or administer or maintain such awards. 1.5 Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s country. Depending on where Participant is based, Participant’s rights may include the right to (i) request access or copies of Data the Company processes, (ii) have the Company rectify incorrect Data and/or delete Data, (iii) restrict processing of Data, (iv) have portability of Data, (v) lodge complaints with the competent tax authorities in Participant’s country and/or (vii) obtain a list with the names and addresses of any potential recipients of Data. To receive clarification regarding Participant’s rights or to exercise Participant’s rights, Participant can contact the Company’s Data Privacy Officer at privacy@irhythmtech.com. 1.6 GDPR Compliance. If Participant resides and/or works in a member country of the European Union and/or the European Economic Area, or the United Kingdom the following provisions supplement this Section 1: (a) To the satisfaction and on the direction of the Committee, all operations of the Plan and this Option (at the time of its grant and as necessary thereafter) shall include or be supported by appropriate agreements, notifications and arrangements in respect of Data and its use and processing under the Plan, in order to secure (a) the reasonable freedom of the Company, any Parent, Subsidiary, Affiliate and the Service Recipient, as appropriate, to operate the Plan and for connected purposes, and (b) compliance with the data-protection requirements applicable from time to time, including, if applicable, and without limitation, Regulation EU 2016/679 of the European Parliament and of the Council of 27 April 2016 (“GDPR”), the GDPR as retained in the law of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 (“UK GDPR”), and the UK Data Protection Act 2018. (b) Participant has certain rights under GDPR or UK GDPR, as applicable, as summarized below: (i) Right of Access. Participant has the right to obtain from the Company confirmation as to whether or not Data is being processed, and, where that is the case, to request access to Data, as well as certain information on how the Company is processing Data. (ii) Right to Rectification. Participant has the right to obtain from the Company the rectification of inaccurate Data. Considering the purpose of the processing, Participant may also, in some cases, be entitled to supplemental information regarding incomplete Data. (iii) Right to Erasure (Right to be Forgotten). Participant may, in certain circumstances, have Data deleted, for example if Data is no longer necessary in relation to the purpose for which it was collected, if Participant has objected to the processing of Data and the Company does not have a legitimate interest which outweighs Participant’s interest, if Data has been processed unlawfully, or if Data must be deleted to comply with a legal obligation. (iv) Right to Restriction of Processing. Participant may require that the Company restrict the processing of Data in certain cases, for example where the Company no longer needs Data but Participant needs it to determine, enforce or defend legal claims or Participant has objected to processing based on the Company’s legitimate interest in order to enable the Company to check if its interest overrides Participant’s interest.

(v) Right to Data Portability. In some circumstances, Participant may be entitled to receive Data which Participant provided to the Company in a structured, commonly used and machine-readable format and Participant has the right to transmit such Data to another controller. (vi) Right to Object. Participant has the right to object to the processing of Data in certain circumstances, for example, where the Company asserts that the basis for processing Data is the Company’s legitimate interest. If so, in order to continue processing, the Company must be able to show compelling legitimate grounds that override Participant’s interests, rights and freedoms. (c) Participant’s rights will in each case be subject to the restrictions set out in applicable data protection laws. Further information on these rights, and the circumstances in which they may arise in connection with the Company’s processing of Data, can be obtained by contacting the Company’s Data Privacy Officer at privacy@irhythmtech.com. If Participant wants to review, verify, correct or request erasure of Data, object to the processing of Data, or request that the Company transfer a copy of Data to another party, please contact the Company’s Data Privacy Officer at privacy@irhythmtech.com. (d) The Company agrees to ensure that Data transferred outside the EU/European Economic Area or the United Kingdom will be done pursuant to a lawful transfer mechanism (for example, European Commission approved model contract clauses). (e) The Company will separately provide Participant with information in a data privacy notice on the collection, processing and transfer of Data, including the grounds for processing. (f) If Participant has any grievance, issue or problem in respect of the handling or processing of Data in any way, Participant has the right to lodge a complaint to the national data protection agency for Participant’s country of residence. 2. Language. Participant acknowledges that Participant is proficient in the English language or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this Option Agreement and the Plan. Furthermore, if Participant has received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law. 3. Exchange Control, Tax and Foreign Asset/Account Reporting Requirements. Depending upon the country to which laws Participant is subject, Participant acknowledges that there may be certain exchange control, foreign asset /account or tax reporting requirements which may affect Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of Shares) in a brokerage account outside Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant is responsible for knowledge of and compliance with any such regulations and Participant should speak with Participant’s personal tax, legal and financial advisors regarding this matter.

ADDENDUM B IRHYTHM HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN GLOBAL STOCK OPTION AWARD AGREEMENT ADDITIONAL TERMS FOR PARTICIPANTS OUTSIDE OF THE UNITED STATES COUNTRY SPECIFIC TERMS AND CONDITIONS Terms and Conditions This Addendum B includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works outside of the United States. If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, transfers to another country after the Date of Grant, changes service provider status or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein shall be applicable to Participant. References to Participant’s Service Recipient shall include any entity that engages Participant’s Service. Notifications This Addendum B also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The notifications are provided solely for the Participant’s information and is based on the laws in effect in the respective countries as of the dates set forth below. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant exercises this Option or sells any exercised Shares. Participant is responsible for complying with all applicable tax, foreign asset reporting and/or exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds acquired thereunder. Prior to exercise of the Options or transfer of funds from or into Participant’s country, Participant should consult the local bank and/or Participant’s exchange control advisor, as interpretations of the applicable regulations may vary; additionally, exchange control rules and regulations are subject to change without notice. In addition, the information contained in this Addendum B is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in Participant’s country may apply to Participant’s situation. Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

CANADA Terms and Conditions Method of Payment. Notwithstanding anything to the contrary in the Plan or this Option Agreement, due to regulatory requirements, Participant is prohibited from surrendering certificates for shares of Company stock that Participant already owns or secure a promissory note to pay the Exercise Price in connection with the exercise of the Option. Option Payable Only in Shares. Notwithstanding anything to the contrary in the Plan, the grant of this Option does not give Participant any right to receive a cash payment, and this Option is payable in Shares only. French Language Provision. The following provisions will apply if Participant is a resident of Quebec: The parties acknowledge that it is their express wish that this Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Option Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention. Notifications Securities Laws. This Option is being offered in Canada pursuant to certain exemptions applicable under Canadian securities laws from the requirement that the Company prepare and file a prospectus with the relevant Canadian securities authorities. Accordingly, any resale of securities (e.g., Shares acquired under the Plan) must be made in accordance with applicable Canadian securities laws, including, among other things, that any subsequent trade of securities must be made through an exchange or market outside of Canada, or to a person or company outside of Canada. Tax Reporting. Foreign property (including Options granted under the Plan and the underlying Shares) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30 of the following year. JAPAN Notifications Foreign Asset/Account Reporting Information. If Participant acquires Shares valued at more than ¥100 million in a single transaction, Participant must file a Report on Acquisition or Disposal of Securities (shoken no shutoku mataha joto ni kansuru hokokusho) with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares. In addition, Japanese residents are required to file a Report on Overseas Assets (kokugai zaisan chosho) in respect of any assets (including Shares) held outside Japan as of December 31, to the extent such assets have a total net fair market value exceeding ¥50 million. Such Report must be filed with the competent tax office on or before March 15 each year.

NETHERLANDS Notifications Dutch Prohibition Against Insider Trading. By accepting this Option, Participant understands that it is Participant’s responsibility to be aware of the Dutch insider trading rules. In particular, Participant understands that the Dutch securities laws that prohibit insider trading are based upon the European Market Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information Participant is advised to review the insider rules provided at the following website of the Authority for the Financial Markets; https://www.afm.nl/nl-nl/consumenten. If Participant is uncertain whether the insider rules apply to Participant, Participant acknowledges that the Company recommends that Participant consult with a legal advisor. Participant understands and agrees that neither the Company nor Participant’s employer can be held liable if Participant violates the Dutch insider trading rules. Participant understands and agrees that Participant is responsible for ensuring his or her own compliance with these rules. PHILIPPINES Terms and Conditions Securities Laws. This Option will not be effective unless the grant of this Option complies with the Philippine Securities Regulation Code (“SRC”) and the SRC’s implementing rules and regulations. The offer under the Plan does not constitute a public offer as it is an “exempt transaction” under the SRC. The securities being offered or sold herein have therefore not been registered with the Securities and Exchange Commission under the SRC. Any future offer or sale thereof is subject to registration requirements under the SRC, unless such offer or sale qualifies as an exempt transaction. However, Participant is permitted to dispose or sell the Shares acquired under the Plan provided that the sale takes place outside of the Philippines. SWITZERLAND Securities Laws. The Shares acquired under the Plan are not intended to be publicly offered in or from Switzerland. Because the offer of the Plan is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (a) constitutes a prospectus as such term is understood pursuant to applicable Swiss law, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved or supervised by any Swiss regulatory authority (including the Swiss Financial Market Supervisory Authority (FINMA)). UNITED KINGDOM Terms and Conditions Tax Obligations. The following provision supplements Section 9 of this Option Agreement: Tax-Related Items shall include Primary and, to the extent legally possible, secondary class 1 National Insurance Contributions. Participant agrees that the Company or Participant’s employer may calculate the Tax- Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right Participant may have to recover any overpayment from relevant U.K. tax authorities. Participant understands and agree that if payment or withholding of any income tax liability arising in connection with Participant’s participation in the Plan is not made by Participant to Participant’s employer within 90 days of the event giving rise to such income tax liability or such other period specified in Section 222(1)I of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), that the amount of any uncollected income tax will constitute a loan owed by Participant to Participant’s Employer, effective on the Due Date. Participant understands and agrees that the loan will bear interest at the then-current official rate of His Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by Participant, and the Company and/or Participant’s Employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Option Agreement. Notwithstanding the foregoing, Participant understands and agrees that if Participant is a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the income tax liability. Participant further understands that, in the event that he or she is such a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute an additional benefit to Participant on which additional income tax and National Insurance Contributions will be payable. Participant understands and agrees that he or she is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or Participant’s employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 National Insurance Contributions due on this additional benefit which the Company or Participant’s employer may recover from Participant by any of the means referred to in the Plan and/or this Option Agreement. At the discretion of the Company, the Options cannot be settled until Participant has entered into an election with the Company (or Participant’s employer) (as appropriate) in a form approved by the Company and HMRC (a “Joint Election”) under which any liability of the Company and/or the employer for employer’s national insurance contributions arising in respect of the granting, exercise, settlement of or other dealing in this Option, or the acquisition of Shares upon the settlement of this Option is transferred to and met by Participant.